As filed with the U.S. Securities and Exchange Commission on August 5, 2025

File No. 001-42619

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Qnity Electronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-3002745
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

974 Centre Road, Building 735, Wilmington, Delaware	19805
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

QNITY ELECTRONICS, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1 and which will be delivered to stockholders. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary”, “Cautionary Statement Concerning Forward-Looking Statements”, “The Spin-Off”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business”, “Certain Relationships and Related Person Transactions”, “Our Relationship with DuPont Following the Distribution” and “Where You Can Find More Information”. Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary—Summary of Risk Factors”, “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”. Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Capitalization”, “Unaudited Pro Forma Combined Financial Statements”, “Notes to the Unaudited Pro Forma Combined Financial Statements”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Index to the Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Manufacturing & Facilities”. That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management”. That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management”. That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis” and “Executive Compensation”. Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Person Transactions”. Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Environmental and Other Legal Proceedings”. That section is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Summary of the Spin-Off”, “Questions and Answers About the Spin-Off”, “The Spin-Off”, “Dividend Policy”, “Capitalization”, “Compensation Discussion and Analysis”, “Executive Compensation” and “Description of Our Capital Stock”. Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock”. That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “The Spin-Off”, “Dividend Policy” and “Description of Our Capital Stock”. Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock—Limitations on Liability, Indemnification and Insurance”. That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Combined Financial Statements”, “Notes to the Unaudited Pro Forma Combined Financial Statements” and “Index to the Financial Statements” and the financial statements and related notes referenced therein. Those sections and such financial statements and related notes are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to the Financial Statements” and the financial statements and related notes referenced therein. That section and such financial statements and related notes are incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between DuPont de Nemours, Inc. and Qnity Electronics, Inc.*

3.1	Form of Amended and Restated Certificate of Incorporation of Qnity Electronics, Inc.*

3.2	Form of Amended and Restated Bylaws of Qnity Electronics, Inc.*

10.1	Form of Tax Matters Agreement by and between DuPont de Nemours, Inc. and Qnity Electronics, Inc.*

10.2	Form of Employee Matters Agreement by and between DuPont de Nemours, Inc. and Qnity Electronics, Inc.*

10.3	Form of Transition Services Agreement by and between DuPont de Nemours, Inc. and Qnity Electronics, Inc.*

10.4	Form of Intellectual Property Cross-License Agreement by and between DuPont de Nemours, Inc. and Qnity Electronics, Inc.*

10.5	Letter Agreement, dated as of June 1, 2019, by and between DuPont de Nemours, Inc. (f/k/a DowDuPont Inc.) and Corteva, Inc.*

10.6	Form of Legacy Liabilities Assignment Agreement by and between DuPont de Nemours, Inc. and Qnity Electronics, Inc.*

21.1	Subsidiaries of Qnity Electronics, Inc.*

99.1	Information Statement of Qnity Electronics, Inc., preliminary and subject to completion, dated as of August 5, 2025.

99.2	Form of Notice of Internet Availability of Information Statement Materials*

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Qnity Electronics, Inc.

By:	/s/ Jon Kemp
Name: Jon Kemp Title: Chief Executive Officer

Date: August 5, 2025